Foundation Building Materials, Inc. Announces Fourth Quarter and Full Year 2017 Results

2017 Fourth Quarter Highlights

•	Net sales of $516.8 million, an increase of 11.8% compared to the prior year period

•	Earnings per share of $1.77 and Adjusted earnings per share(1) of $0.19

•	Net income of $75.9 million, compared to a net loss of $8.8 million in the prior year period

•	Adjusted EBITDA(1) of $36.9 million and Adjusted EBITDA margin(1) of 7.1%

•	Completed two acquisitions in the quarter

2017 Full Year Highlights

•	Record net sales of $2,060.9 million, an increase of 48.0% compared to the prior year

•	Base business net sales increased $44.4 million, an increase of 5.8% compared to the prior year

•	Earnings per share of $1.99 and Adjusted earnings per share(1) of $0.35

•	Net income of $82.5 million, compared to a net loss of $28.4 million in the prior year

•	Adjusted EBITDA(1) of $150.1 million and Adjusted EBITDA margin(1) of 7.3%

•	Completed 10 acquisitions adding 19 branches across the U.S. and Canada

Tustin, CA, February 27, 2018 (Business Wire) - Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and mechanical insulation in North America, today reported fourth quarter and full year 2017 financial results.
“2017 was a milestone year for Foundation Building Materials as we completed our first year as a publicly traded company, posted record financial results, and significantly expanded our geographic footprint in the markets we serve,” said Ruben Mendoza, President and CEO. “We recorded solid fourth quarter financial performance, highlighted by year-over-year net sales growth of 11.8%, earnings per share of $1.77 compared to a net loss per share of $0.29 in the prior year period and adjusted earnings per share(1) of $0.19 compared to a loss of $0.09 per share in the prior year. While base business net sales expanded $4.0 million, or 2.1%, our sustained pricing discipline led to aggregate price increases across our business segments and consolidated gross margins of 29.7%, a record level of profitability for our company.”

2017 Fourth Quarter Results

Consolidated net sales for the quarter ended December 31, 2017, were $516.8 million compared to $462.2 million for the quarter ended December 31, 2016, representing an increase of $54.6 million, or 11.8%. Net sales from acquired branches and those that were strategically combined with existing branches increased by $50.6 million period over period. Base business net sales increased $4.0 million, or 2.1%, for the quarter ended December 31, 2017, compared to the quarter ended December 31, 2016.
Consolidated gross profit for the quarter ended December 31, 2017, was $153.6 million compared to $132.3 million for the quarter ended December 31, 2016, representing an increase of $21.3 million, or 16.2%. This increase was primarily due to higher sales volume and contributions from 2017 acquisitions. Gross margin for the quarter ended December 31, 2017, was 29.7% compared to 28.6% for the quarter ended December 31, 2016. This increase in gross margin was primarily due to an increase in margins in wallboard and suspended ceiling systems.

(1) Adjusted EBITDA, Adjusted net income and Adjusted earnings per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

Selling, general, and administrative, or SG&A, expenses for the quarter ended December 31, 2017, were $117.5 million compared to $110.1 million for the quarter ended December 31, 2016, representing an increase of $7.4 million. As a percentage of net sales, SG&A expenses were 22.7% for the quarter ended December 31, 2017, compared to 23.8% for the quarter ended December 31, 2016. The decrease in SG&A expenses as a percentage of net sales was primarily due to lower transaction costs and improved operating efficiencies.
Net income for the quarter ended December 31, 2017, was $75.9 million, or $1.77 per diluted share, which was an increase of $84.7 million, compared to a net loss of $8.8 million, or $0.29 net loss per share, for the quarter ended December 31, 2016. Net income for the quarter ended December 31, 2017, increased primarily due to the passage of the Tax Cut and Jobs Act of 2017, which decreased the Company’s undiscounted liability under its Tax Receivable Agreement by $68.0 million from $203.8 million at September 30, 2017 to $135.8 million at December 31, 2017.
Adjusted EBITDA(1) was $36.9 million and Adjusted EBITDA margin(1) was 7.1% for the quarter ended December 31, 2017.
2017 Fourth Quarter Segment Results

Specialty Building Products (“SBP”). SBP net sales for the quarter ended December 31, 2017, were $443.7 million compared to $400.5 million for the quarter ended December 31, 2016, representing an increase of $43.2 million, or 10.8%. Net sales from acquired branches that were strategically combined with existing branches increased by $39.2 million period-over-period. The increase in SBP net sales is primarily due to contributions from acquisitions and higher net sales from wallboard and complementary and other products.

SBP gross profit for the quarter ended December 31, 2017, was $133.2 million compared to $115.0 million for the quarter ended December 31, 2016, representing an increase of $18.2 million, or 15.8%. SBP gross profit increased with higher sales volume and contributions from 2017 acquisitions. SBP gross margin for the quarter ended December 31, 2017, was 30.0% compared to 28.7% for the quarter ended December 31, 2016. The increase in SBP gross margin was primarily due to the Company's disciplined pricing approach and improved purchasing power.
Mechanical Insulation (“MI”). MI net sales for the quarter ended December 31, 2017, were $73.1 million compared to $61.7 million for the quarter ended December 31, 2017, representing an increase of $11.4 million, or 18.4%. The increase was primarily due to higher net sales to industrial end markets.

MI gross profit for the quarter ended December 31, 2017, was $20.5 million compared to $17.3 million for the quarter ended December 31, 2016, representing an increase of $3.2 million, or 18.6%. The increase was primarily due to higher sales volume. MI gross margin was 28.0% for both the quarter ended December 31, 2017, and the quarter ended December 31, 2016.
2017 Full Year Results

Consolidated net sales for the year ended December 31, 2017, were $2,060.9 million compared to $1,392.5 million for the year ended December 31, 2016, representing an increase of $668.4 million, or 48.0%. Net sales from acquired branches and existing branches that were strategically combined contributed $624.0 million of the increase. Base business net sales increased $44.4 million, or 5.8% year-over-year, due to continued organic growth initiatives.
Consolidated gross profit for the year ended December 31, 2017, was $597.9 million compared to $396.8 million for the year ended December 31, 2016, representing an increase of $201.1 million, or 50.7%. The increase in gross profit was primarily due to the increase in sales volume and contributions from acquisitions. Consolidated gross margin for the year ended December 31, 2017 was 29.0% compared to 28.5% for the year ended December 31, 2016.
SG&A expenses were $461.6 million for the year ended December 31, 2017, compared to $328.8 million for the year ended December 31, 2016, representing an increase of $132.8 million, or 40.4%. As a percentage of net sales, SG&A expenses were 22.4% for the year ended December 31, 2017, compared to 23.6% for the year ended December 31, 2016. The decrease in SG&A expenses as a percentage of net sales was primarily due to lower transaction costs and improved operating efficiencies.
For the year ended December 31, 2017, net income was $82.5 million, or $1.99 per diluted share, an increase of $110.9 million, compared to a net loss of $28.4 million, or $0.95 net loss per share for the year ended December 31, 2016.

(1) Adjusted EBITDA, Adjusted net income and Adjusted earnings per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

Adjusted EBITDA(1) was $150.1 million for the year ended December 31, 2017 and Adjusted EBITDA margin(1) was 7.3%.
2017 Full Year Segment Results

SBP. SBP net sales for the year ended December 31, 2017, were $1,790.1 million compared to $1,293.5 million for the year ended December 31, 2016, representing an increase of $496.6 million, or 38.4%. Net sales from acquired branches and existing branches that were strategically combined contributed $452.2 million of the net sales increase, primarily due to the acquisition of Winroc-SPI in August 2016. SBP base business net sales also increased by $44.4 million, or 5.8%, due to market share gains in the Company's wallboard and suspended ceiling systems and also in complementary and other products.

SBP gross profit for the year ended December 31, 2017, was $522.2 million compared to $371.7 million for the year ended December 31, 2016, representing an increase of $150.5 million, or 40.5%. SBP gross profit increased with higher sales volume from both acquired and base business branches. SBP gross margin for the year ended December 31, 2017 was 29.2% compared to 28.7% for the year ended December 31, 2016. The increase in gross margin was primarily due to continued pricing discipline across the markets the Company serves and improved purchasing power.

MI. MI net sales for the year ended December 31, 2017, were $270.8 million compared to $99.0 million for the year ended December 31, 2016. The Company entered the mechanical insulation market as a result of the Winroc-SPI acquisition in August 2016; therefore, there was a shorter period of sales in this segment during the prior year.

MI gross profit for the year ended December 31, 2017, was $75.7 million compared to $25.1 million for the year ended December 31, 2016, representing an increase of $50.6 million. The increase in MI gross profit for the year ended December 31, 2017, compared to the year ended December 31, 2016, is primarily due to the timing of the Winroc-SPI acquisition in August 2016 and reflects a partial year of results in 2016. MI gross margin for the year ended December 31, 2017, was 27.9% as compared to 25.3% for the year ended December 31, 2016. Excluding the adjustment for fair market value adjustments of $0.1 million and $2.3 million in the years ended December 31, 2017 and 2016, respectively, MI gross margin for the year ended December 31, 2017 was 28.0% as compared to 27.7% for the year ended December 31, 2016. Excluding the impact of the fair value adjustments, the 30 basis point increase in MI gross margin was primarily due to operational efficiencies.

Acquisitions

Foundation Building Materials supplements organic growth with strategic acquisitions. During 2017, the Company completed 10 acquisitions totaling 19 branches. The 10 acquisitions contributed $78.4 million of net sales for the year ended December 31, 2017.
Expected Debt Refinancing

The Company is actively exploring the refinancing of its $575.0 million senior secured term notes, or Notes, which currently carry a coupon rate of 8.25%. In the third quarter of 2018, the premium prepayment of these Notes will decrease, and the Company will have opportunities to refinance the Notes, which could provide estimated annual cash interest savings of $10.0 million to $15.0 million. As Foundation Building Materials continues to optimize its capital structure and operating efficiencies, the Company expects its generation of cash flow to improve, which will allow Foundation Building Materials to further reduce its leverage in the next couple of years.
Fourth Quarter Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call today, Tuesday, February 27, 2018, at 9:00 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, and John Moten, Vice President Investor Relations will host the call.
The call can be accessed three ways:

•	At the FBM website: www.fbmsales.com in the Investors section of the Company’s website;

•
By telephone: For both listen only participants and those who wish to take part in the question and answer portion of the call, the telephone dial-in number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Audio Replay: A replay of the call will be available beginning at 12:00 PM Eastern Time on Tuesday, February 27, 2018, and ending 11:59 PM Eastern Time March 6, 2018. Dial-in numbers for U.S. based participants are (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13675754.

(1) Adjusted EBITDA, Adjusted net income and Adjusted earnings per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and mechanical insulation throughout North America. Based in Tustin, California, the Company employs more than 3,700 people and operates more than 220 branches across the U.S. and Canada.
Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$516,769	$462,194	$2,060,902	$1,392,509
Cost of goods sold	363,134	329,937	1,463,041	995,704
Gross profit	153,635	132,257	597,861	396,805
Operating expenses:
Selling, general and administrative	117,490	110,089	461,564	328,847
Depreciation and amortization	19,698	17,773	76,850	51,378
Total operating expenses	137,188	127,862	538,414	380,225
Income from operations	16,447	4,395	59,447	16,580
Interest expense	(15,877)	(15,309)	(61,071)	(52,511)
Other income (expense), net	68,083	(7,265)	81,502	(7,172)
Income (loss) before income taxes	68,653	(18,179)	79,878	(43,103)
Income tax benefit	(7,239)	(9,375)	(2,602)	(14,733)
Net income (loss)	$75,892	$(8,804)	$82,480	$(28,370)

Earnings (loss) per share data:
Basic	$1.77	$(0.29)	$1.99	$(0.95)
Diluted	$1.77	$(0.29)	$1.99	$(0.95)
Weighted average shares outstanding:
Basic	42,865,407	29,974,239	41,486,496	29,974,239
Diluted	42,890,114	29,974,239	41,490,653	29,974,239

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$12,101	$28,552
Accounts receivable—net of allowance for doubtful accounts of $4,651 and $5,685, respectively	280,023	261,686
Other receivables	59,462	52,845
Inventories	184,436	157,991
Prepaid expenses and other current assets	12,636	12,516
Total current assets	548,658	513,590
Property and equipment, net	151,408	144,387
Intangible assets, net	189,770	215,381
Goodwill	458,737	437,935
Other assets	5,604	9,692
Total assets	$1,354,177	$1,320,985
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$156,345	$119,788
Accrued payroll and employee benefits	21,158	26,956
Accrued taxes	7,790	9,151
Tax receivable agreement	15,892	—
Other current liabilities	41,093	49,613
Total current liabilities	242,278	205,508
Asset-based revolving credit facility	47,486	208,469
Long-term portion of notes payable, net	534,379	525,487
Tax receivable agreement	119,912	—
Deferred income taxes, net	17,819	26,867
Other liabilities	13,639	26,138
Total liabilities	975,513	992,469
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,865,407 and 29,974,239 shares issued, respectively	13	—
Additional paid-in capital	330,113	364,815
Retained earnings (accumulated deficit)	46,184	(36,296)
Accumulated other comprehensive income (loss)	2,354	(3)
Total stockholders' equity	378,664	328,516
Total liabilities and stockholders' equity	$1,354,177	$1,320,985

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$82,480	$(28,370)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	30,582	16,487
Amortization of intangible assets	46,268	34,891
Amortization of debt issuance costs and debt discount	9,910	5,950
Inventory fair value purchase accounting adjustment	814	6,469
Loss on extinguishment of debt	—	5,354
Provision for doubtful accounts	2,095	1,608
Stock-based compensation	2,199	—
Reduction in tax receivable agreement liability	(68,033)	—
Unrealized (gain) loss on derivative instruments, net	(13,059)	6,952
Loss on disposal of property and equipment	276	1,791
Deferred income taxes	(6,081)	(17,669)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	1,115	5,985
Other receivables	(4,078)	(13,220)
Inventories	(16,359)	(9,727)
Prepaid expenses and other current assets	260	(3,588)
Other assets	2,980	(800)
Accounts payable	25,975	(21,622)
Accrued payroll and employee benefits	(6,015)	3,931
Accrued taxes	(1,385)	3,392
Other liabilities	(12,683)	35,316
Net cash provided by operating activities	77,261	33,130
Cash flows from investing activities:
Purchases of property and equipment	(29,760)	(30,473)
Payment of net working capital adjustments related to acquisitions	(405)	—
Proceeds from net working capital adjustments related to acquisitions	8,602	—
Proceeds from the disposal of fixed assets	2,586	587
Acquisitions, net of cash acquired	(77,961)	(401,919)
Net cash used in investing activities	(96,938)	(431,805)
Cash flows from financing activities:
Proceeds from asset-based revolving credit facility	400,239	456,469
Repayments of asset-based revolving credit facility	(561,509)	(318,000)
Principal borrowings on long-term debt	—	645,000
Principal payments on long-term debt	—	(397,369)
Debt issuance costs	—	(34,406)
Principal repayment of capital lease obligations	(2,837)	(1,175)
Issuance of common stock	163,952	—
Capital contributions	2,997	66,205

Capital distributions	—	(67)
Net cash provided by financing activities	2,842	416,657
Effect of exchange rate changes on cash	384	(92)
Net (decrease) increase in cash	(16,451)	17,890
Cash and cash equivalents at beginning of period	28,552	10,662
Cash and cash equivalents at end of period	$12,101	$28,552

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$4,129	$4,448
Cash paid for interest	$50,866	$19,745
Cash paid during the period for early debt repayment penalty	$—	$1,600
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$2,970	$1,461
Assets acquired under capital lease	$670	$3,196
Goodwill adjustment for purchase price allocation	$519	$1,210
Tax receivable agreement	$203,837	$—
Embedded derivative in issued notes	$—	$6,200
Notes received for disposals of equipment	$134	$—

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY SEGMENT AND PRODUCT LINE AND SEGMENT GROSS PROFIT AND GROSS MARGIN
FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016 (Unaudited)
(in thousands)

	Three Months Ended December 31,				Change
	2017		2016		$	%
SBP Segment
Wallboard(1)	$172,910	39.0%	$153,410	38.3%	$19,500	12.7%
Suspended ceiling systems	80,895	18.2%	73,641	18.4%	7,254	9.9%
Metal framing	67,925	15.3%	63,579	15.9%	4,346	6.8%
Complementary and other products(1)	121,943	27.5%	109,834	27.4%	12,109	11.0%
Total SBP net sales	$443,673	100.0%	$400,464	100.0%	$43,209	10.8%

MI Segment
Commercial and industrial insulation	$58,179	79.6%	$47,802	77.4%	$10,377	21.7%
Non-insulation products	14,917	20.4%	13,928	22.6%	989	7.1%
Total MI net sales	$73,096	100.0%	$61,730	100.0%	$11,366	18.4%
Total net sales	$516,769		$462,194		$54,575	11.8%

Gross profit - SBP	$133,152		$114,981		$18,171	15.8%
Gross profit - MI	20,483		17,276		3,207	18.6%
Total gross profit	$153,635		$132,257		$21,378	16.2%

Gross margin - SBP	30.0%		28.7%		1.3%
Gross margin - MI	28.0%		28.0%		—%
Total gross margin	29.7%		28.6%		1.1%
(1) For the year ended December 31, 2017, certain product classification categories have changed. Wallboard accessories have been reclassified from "Wallboard" to "Complementary and other products." All prior periods presented have been reclassified to conform to the current year presentation.

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY SEGMENT AND PRODUCT LINE AND SEGMENT GROSS PROFIT AND GROSS MARGIN
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(in thousands)

	Year Ended December 31,				Change
	2017		2016		$	%
SBP Segment
Wallboard(1)	$701,467	39.2%	$525,044	40.6%	$176,423	33.6%
Suspended ceiling systems	328,815	18.3%	191,964	14.8%	136,851	71.3%
Metal framing	280,410	15.7%	219,994	17.0%	60,416	27.5%
Complementary and other products(1)	479,422	26.8%	356,494	27.6%	122,928	34.5%
Total SBP net sales	$1,790,114	100.0%	$1,293,496	100.0%	$496,618	38.4%

MI Segment
Commercial and industrial insulation	$206,668	76.3%	$75,929	76.7%	$130,739	172.2%
Non-insulation products	64,120	23.7%	23,084	23.3%	41,036	177.8%
Total MI net sales	$270,788	100.0%	$99,013	100.0%	$171,775	173.5%
Total net sales	$2,060,902		$1,392,509		$668,393	48.0%

Gross profit - SBP	$522,189		$371,715		$150,474	40.5%
Gross profit - MI	75,672		25,090		50,582	201.6%
Total gross profit	$597,861		$396,805		$201,056	50.7%

Gross margin - SBP	29.2%		28.7%		0.5%
Gross margin - MI	27.9%		25.3%		2.6%
Total gross margin	29.0%		28.5%		0.5%
(1) For the year ended December 31, 2017, certain product classification categories have changed. Wallboard accessories have been reclassified from "Wallboard" to "Complementary and other products." All prior periods presented have been reclassified to conform to the current year presentation.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016 (Unaudited) AND
YEAR ENDED DECEMBER 31, 2017 AND 2016 (Unaudited)
(in thousands)

	Three Months Ended December 31,		Change
	2017	2016	$	%
Base business (1)	$194,875	$190,912	$3,963	2.1%
Acquired and combined (2)	321,894	271,282	50,612	18.7%
Net sales	$516,769	$462,194	$54,575	11.8%
(1) Represents net sales from branches that were owned by us since January 1, 2016 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2016, primarily as a result of our strategic combination of branches.

	Year Ended December 31,		Change
	2017	2016	$	%
Base business (1)	$815,987	$771,571	$44,416	5.8%
Acquired and combined (2)	1,244,915	620,938	623,977	100.5%
Net sales	$2,060,902	$1,392,509	$668,393	48.0%
(1) Represents net sales from branches that were owned by us since January 1, 2016 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2016, primarily as a result of our strategic combination of branches.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY SEGMENT AND PRODUCT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016 (Unaudited) AND
YEAR ENDED DECEMBER 31, 2017 AND 2016 (Unaudited)
(in thousands)

	Three Months Ended December 31, 2016	Base Business Net Sales Increase	Acquired and Combined Net Sales Increase	Three Months Ended December 31, 2017	Total Net Sales % Increase	Base Business Net Sales % Increase (1)	Acquired and Combined Net Sales % Increase(2)
(in thousands)
Wallboard	$153,410	$1,266	$18,234	$172,910	12.7%	1.6%	24.4%
Suspended ceiling systems	73,641	562	6,692	80,895	9.9%	2.1%	14.1%
Metal framing	63,579	739	3,607	67,925	6.8%	2.2%	12.2%
Complementary and other products	109,834	1,395	10,714	121,943	11.0%	2.7%	18.6%
SBP net sales	400,464	3,962	39,247	443,673	10.8%	2.1%	18.7%
MI net sales	61,730	—	11,366	73,096	18.4%	—%	18.4%
Total net sales	$462,194	$3,962	$50,613	$516,769	11.8%	2.1%	18.7%
Average daily net sales	$7,455	$64	$816	$8,335	11.8%	2.1%	18.7%
(1) Represents base business net sales increase as a percentage of base business net sales for the three months ended December 31, 2016.
(2) Represents as acquired and combined net sales increase as a percentage of acquired and combined net sales for the three months ended December 31, 2016.

	Year Ended December 31, 2016	Base Business Net Sales Increase	Acquired and Combined Net Sales Increase	Year Ended December 31, 2017	Total Net Sales % Increase	Base Business Net Sales % Increase(1)	Acquired and Combined Net Sales % Increase(2)
(in thousands)
Wallboard	$525,044	$14,085	$162,338	$701,467	33.6%	4.3%	81.0%
Suspended ceiling systems	191,964	11,510	125,341	328,815	71.3%	11.3%	139.3%
Metal framing	219,994	5,669	54,747	280,410	27.5%	4.1%	66.5%
Complementary and other products	356,494	13,152	109,776	479,422	34.5%	6.3%	73.5%
SBP net sales	1,293,496	44,416	452,202	1,790,114	38.4%	5.8%	86.6%
MI net sales	99,013	—	171,775	270,788	173.5%	—%	173.5%
Total net sales	$1,392,509	$44,416	$623,977	$2,060,902	48.0%	5.8%	100.5%
Average daily net sales	$5,482	$200	$2,496	$8,178	49.2%	6.6%	102.1%
(1) Represents base business net sales increase in the year ended December 31, 2017 as a percentage of base business net sales for the year ended December 31, 2016.
(2) Represents acquired and combined net sales increase in the year ended December 31, 2017 as a percentage of acquired and combined net sales for the year ended December 31, 2016.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to results under GAAP, this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted earnings per share ("EPS"), which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. We calculate EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. We calculate Adjusted EBITDA as EBITDA before unrealized (gains) losses on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, non-recurring adjustments such as non-cash purchase accounting adjustments, losses on the disposal of property and equipment, hurricane related costs, transaction costs, management fees and changes in the value of the tax receivable agreement liability. We calculate Adjusted net income as net income (loss) before unrealized (gains) losses on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, non-recurring adjustments such as non-cash purchase accounting adjustments, losses on the disposal of property and equipment, hurricane related costs, transaction costs, management fees and changes in the value of the tax receivable agreement liability and the effect of income taxes related to these adjustments. We calculate Adjusted EPS as Adjusted net income on a per weighted average share outstanding basis.

EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS are presented because they are important metrics used by management as a means by which it assesses financial performance. EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. These measures, when used in conjunction with related GAAP financial measures, provides investors with an additional financial analytical framework that may be useful in assessing our company and its results of operations.

EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS have certain limitations. These measures should not be considered as alternatives to net income and earnings per share, or as any other measure of financial performance derived in accordance with GAAP. Adjusted EBITDA, Adjusted net income and Adjusted EPS also should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted EPS are not intended to be liquidity measures. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than we do, limiting their usefulness as comparative measures.

The following is a reconciliation of Adjusted EBITDA to the nearest GAAP measure, net income (loss) (unaudited):

	Three Months Ended December 31,
	2017	2016
(in thousands)
Net income (loss)	$75,892	$(8,804)
Interest expense, net	15,851	15,303
Income tax benefit	(7,239)	(9,375)
Depreciation and amortization	19,698	17,773
EBITDA	104,202	14,897

Unrealized (gain) loss on derivative financial instrument	(14)	7,271
IPO and public company readiness expenses	157	—
Stock-based compensation	220	—
Non-cash purchase accounting effects(a)	(127)	96
Loss on disposal of property and equipment	73	1,548
Transaction costs(b)	411	—
Management fees(c)	—	903
Decrease in TRA liability(d)	(68,033)	—
Adjusted EBITDA	$36,889	$24,715
Adjusted EBITDA margin(e)	7.1%	5.3%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)	Represents one-time, third-party advisor costs related to our acquisitions in the period, including fees to financial advisors, accountants, attorneys and other professionals.

(c)	Represents fees paid to former private equity sponsors for services provided pursuant to past management agreements. These fees are no longer being incurred.

(d)
Related to adjustment in liability related to the Tax Cut and Jobs Act of 2017. See Note 19, Tax Receivable Agreement, to the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(e)	Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

	Year Ended December 31,
	2017	2016
(in thousands)
Net income (loss)	$82,480	$(28,370)
Interest expense, net	60,984	52,487
Income tax benefit	(2,602)	(14,733)
Depreciation and amortization	76,850	51,378
EBITDA	217,712	60,762

Unrealized (gain) loss on derivative financial instrument	(13,059)	7,123
IPO and public company readiness expenses	5,085	—
Stock-based compensation	2,198	—
Non-cash purchase accounting effects(a)	815	6,469
Loss on disposal of property and equipment	275	1,791
Hurricane related costs(b)	430	—
Transaction costs(c)(d)	4,298	—
Management fees(e)	353	3,622
Decrease in TRA liability(f)	(68,033)	—
Adjusted EBITDA	$150,074	$79,767
Adjusted EBITDA margin(g)	7.3%	5.7%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)	Represents costs related to payroll and inventory resulting from Hurricanes Harvey and Irma.

(c)	Represents one-time, third-party advisor costs related to our acquisitions in the period, including fees to financial advisors, accountants, attorneys and other professionals.

(d)	Certain amounts have been reclassified for the three months ended March 31, 2017, to make our presentation of Adjusted EBITDA consistent for the year ended December 31, 2017.

(e)	Represents fees paid to former private equity sponsors for services provided pursuant to past management agreements. These fees are no longer being incurred.

(f)
Related to adjustment in liability related to the Tax Cut and Jobs Act of 2017. See Note 19, Tax Receivable Agreement, to the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(g)	Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

The following is a reconciliation of Adjusted net income (loss) to the nearest GAAP measure, net income (loss)(unaudited):

	Three Months Ended December 31,
	2017	2016
(in thousands, except share and per share data)
Net income (loss)	$75,892	$(8,804)
Unrealized (gain) loss on derivative financial instrument	(14)	7,271
IPO and public company readiness expenses	157	—
Stock-based compensation	220	—
Non-cash purchase accounting effects(a)	(127)	96
Loss on disposal of property and equipment	73	1,548
Transaction costs(b)	411	—
Management fees(c)	—	903
Decrease in TRA liability(d)	(68,033)	—
Tax effect of adjustments(e)	(278)	(3,790)
Adjusted net income (loss)	$8,301	$(2,776)

Earnings (loss) per share data as reported:
Basic	$1.77	$(0.29)
Diluted	$1.77	$(0.29)
Earnings (loss) per share data as adjusted:
Basic	$0.19	$(0.09)
Diluted	$0.19	$(0.09)

Weighted average shares outstanding:
Basic	42,865,407	29,974,239
Diluted	42,890,114	29,974,239

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)	Represents one-time, third-party advisor costs related to our acquisitions in the period, including fees to financial advisors, accountants, attorneys and other professionals.

(c)	Represents fees paid to former private equity sponsors for services provided pursuant to past management agreements. These fees are no longer being incurred.

(d)
Related to adjustment in liability related to the Tax Cut and Jobs Act of 2017. See Note 19, Tax Receivable Agreement, to the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(e)	Represents the tax effect of the adjustments to reflect corporate income taxes.

	Year Ended December 31,
	2017	2016
(in thousands, except share and per share data)
Net income (loss)	$82,480	$(28,370)
Unrealized (gain) loss on derivative financial instrument	(13,059)	7,123
IPO and public company readiness expenses	5,085	—
Stock-based compensation	2,198	—
Non-cash purchase accounting effects(a)	815	6,469
Loss on disposal of property and equipment	275	1,791
Hurricane related costs(b)	430	—
Transaction costs(c)(d)	4,298	—
Management fees(e)	353	3,622
Decrease in TRA liability(f)	(68,033)	—
Tax effect of adjustments(g)	(152)	(7,336)
Adjusted net income (loss)	$14,690	$(16,701)

Earnings (loss) per share data as reported:
Basic	$1.99	$(0.95)
Diluted	$1.99	$(0.95)
Earnings (loss) per share data as adjusted:
Basic	$0.35	$(0.56)
Diluted	$0.35	$(0.56)

Weighted average shares outstanding:
Basic	41,486,496	29,974,239
Diluted	41,490,653	29,974,239

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.

(b)	Represents costs related to payroll and inventory resulting from Hurricanes Harvey and Irma.

(c)	Represents one-time, third-party advisor costs related to our acquisitions in the period, including fees to financial advisors, accountants, attorneys and other professionals.

(d)	Certain amounts have been reclassified for the three months ended March 31, 2017 to make our presentation of Adjusted net income (loss) consistent.

(e)	Represents fees paid to former private equity sponsors for services provided pursuant to past management agreements. These fees are no longer being incurred.

(f)
Related to adjustment in liability related to the Tax Cut and Jobs Act of 2017. See Note 19, Tax Receivable Agreement, to the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(g)	Represents the tax effect of the adjustments to reflect corporate income taxes.